Exhibit 99.1
Gap Inc. Announces Early Tender Results of Cash Tender Offers and
Consent Solicitations for Any and All of its Senior Secured Notes
SAN FRANCISCO, Calif. — September 27, 2021 — The Gap, Inc. (NYSE: GPS) (“Gap Inc.” or the “Company”) today announced the early tender results of its (i) offers to purchase for cash (collectively, the “Tender Offers” and each a “Tender Offer”) any and all of its outstanding 8.375% Senior Secured Notes due 2023 (the “2023 Notes”), 8.625% Senior Secured Notes due 2025 (the “2025 Notes”) and 8.875% Senior Secured Notes due 2027 (the “2027 Notes”, and together with the 2023 Notes and 2025 Notes, the “Notes”) and (ii) Consent Solicitations (as defined below), in each case upon the terms and conditions described in the Company’s Offer to Purchase and Consent Solicitation Statement, dated September 13, 2021 (the “Offer to Purchase”).
The Tender Offers and Consent Solicitations are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase.
According to the information received from Global Bondholder Services Corporation, the Tender Agent and Information Agent for the Tender Offers and Consent Solicitations, as of 5:00 p.m., New York City time, on September 24, 2021 (such date and time, the “Early Tender Time”), the Company had received, and informed Global Bondholder Services Corporation it had accepted for purchase, valid tenders from holders of the Notes as outlined in the table below.

Series of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered and Accepted for Purchase	Total Consideration (1)(2)
8.375% Senior Secured Notes due 2023	364760 AL2 (144A) U36547 AC8 (Reg S)	$500,000,000	$330,264,000	$1,121.25

8.625% Senior Secured Notes due 2025	364760 AM0 (144A) U36547 AD6 (Reg S)	$750,000,000	$683,366,000	$1,092.50

8.875% Senior Secured Notes due 2027	364760 AN8 (144A) U36547 AE4 (Reg S)	$1,000,000,000	$904,583,000	$1,165.00
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(1)     Reflects total consideration per $1,000 principal amount of Notes. Does not include accrued but unpaid interest, which will also be payable as provided in the Offer to Purchase.
(2)     Includes the Early Tender Premium (as defined below).
The early settlement date for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time and accepted for purchase will be September 27, 2021 (the “Early Settlement Date”), subject to the satisfaction or waiver of all conditions to the Tender Offers and Consent Solicitations described in the Offer to Purchase.
Holders of Notes that were validly tendered and not validly withdrawn at or prior to the Early Tender Time and have been accepted for purchase pursuant to the applicable Tender Offer will receive the applicable Total Consideration for such series of Notes as set forth in the table above, which includes the early tender premium of $30 per $1,000 principal amount of Notes (the “Early Tender Premium”), together with accrued but unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the Early Settlement Date. The Tender Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on October 8, 2021, unless extended or terminated by the Company.
As part of the Tender Offers, the Company is also soliciting consents (the “Consent Solicitations”) from the holders of the Notes for certain proposed amendments described in the Offer to Purchase that would, among other things, (i) eliminate certain of the restrictive covenants and provide that the Company may provide a notice of redemption to Holders of the related series of Notes to be redeemed pursuant to such notice of redemption not less than five business days nor more than 60 days prior to the redemption date for such series of Notes (the “Majority Amendments”) and (ii) terminate the security interest and release the collateral under the Indenture for the related series of Notes (the “Collateral Release Amendments”). Adoption of the Majority Amendments and the Collateral Release Amendments with respect to each series of Notes requires the requisite consents applicable to such series of Notes as described in the Offer to Purchase (the “Requisite Consents”). As of the Early Tender Time, the Company had received the Requisite Consents required to approve (i) the Majority Amendments with respect to each series of the Notes and (ii) the Collateral Release Amendments with respect to the 2025 Notes and the 2027 Notes. Accordingly, on September 27, 2021, the Company intends to execute a supplemental indenture to the indenture governing the Notes with respect to (i) the Majority Amendments related to each series of the Notes and (ii) the Collateral Release Amendments related to the 2025 Notes and the 2027 Notes.
Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are the Dealer Managers and Solicitation Agents in the Tender Offers and Consent Solicitations. Global Bondholder Services Corporation has been retained to serve as the Tender and Information Agent for the Tender Offers and Consent Solicitations. Persons with questions regarding the Tender Offers and Consent Solicitations should contact Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or Morgan Stanley at (800) 624-1808 (toll-free) or (212) 761-1057 (collect). Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll free) (866) 807-2200 or by email to contact@gbsc-usa.com.
None of the Company, the Dealer Managers and Solicitation Agents, the Tender and Information Agent, the trustee under the indenture governing the Notes or any of their respective affiliates is making any recommendation as to whether holders should tender any Notes and deliver the related consents in response to the Tender Offers and Consent Solicitations. Holders must make their own decision as to whether to participate in the Tender Offers and Consent Solicitations and, if so, the principal amount of Notes as to which action is to be taken.
This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offers and Consent Solicitations are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the Tender Offers and Consent Solicitations, including the timing and potential effects thereof and other details relating thereto. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic and political conditions globally or regionally; and the risks and factors discussed in Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021, as well as the Company’s subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
About Gap Inc.
Gap Inc., a collection of purpose-led lifestyle brands, is the largest American specialty apparel company offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic, and Athleta brands. The Company uses omni-channel capabilities to bridge the digital world and physical stores to further enhance its shopping experience. Gap Inc. is guided by its purpose, Inclusive, by Design, and takes pride in creating products and experiences its customers love while doing right by its employees, communities, and planet. Gap Inc. products are available for purchase worldwide through company-operated stores, franchise stores, and e-commerce sites. Fiscal year 2020 net sales were $13.8 billion. For more information, please visit www.gapinc.com.
Investor Relations Contact:
Steve Austenfeld
(415) 427-1807
Investor_relations@gap.com
Media Relations Contact:
Megan Foote
(415) 832-1989
Press@gap.com